Exhibit 10.2

THIRD AMENDMENT TO LEASE

I.    PARTIES AND DATE.

    This Third Amendment to Lease (“Amendment”) dated April 1, 2023, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and AXONICS, INC., a Delaware corporation (“Tenant”).

II.    RECITALS.

Landlord and Tenant (formerly known as Axonics Modulation Technologies, Inc., a Delaware corporation) are parties to a lease dated March 27, 2020, as amended by First Amendment to Lease dated August 25, 2020, and a Second Amendment to Lease dated March 30, 2022 (as amended, the “Lease”), concerning space known as Suite Nos. 120, 121, 122, 132 and 133 (“Premises”) in a building located at 18 Technology, Irvine, California.

Landlord and Tenant each desire to modify the Lease to extend the term, adjust the Basic Rent, and make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.    MODIFICATIONS.

A.    Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.    Item 5 is hereby deleted and replaced with the following:

“Lease Term: The Term of this Lease shall expire December 31, 2024.”

2.    Item 6 is hereby amended by adding the following:

“Basic Rent for Suites 120 and 121:

Months of Term or Period for Suites 120 and 121	Monthly Rate Per Rentable Square Foot of Suites 120 and 121	Monthly Basic Rent for Suites 120 and 121
1/1/24 to 12/31/24	$1.61	$4,582.06

Basic Rent for Suite 122:

Months of Term or Period for Suite 122	Monthly Rate Per Rentable Square Foot of Suite 122	Monthly Basic Rent for Suite 122
1/1/24 to 12/31/24	$1.41	$4,014.27

Basic Rent for Suites 132 and 133:

Months of Term or Period for Suites 132 and 133	Monthly Rate Per Rentable Square Foot of Suites 132 and 133	Monthly Basic Rent for Suites 132 and 133
1/1/24 to 12/31/24	$1.77	$5,798.52”

B.    Security Deposit. No additional security deposit is required in connection with this Amendment.

C.    Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever.

D.    Contingency. This Amendment is contingent upon the full execution and delivery of the New Lease, a Lease Termination Agreement between Landlord and Tenant concerning the lease for premises located at 26 Technology and 15326 Alton Parkway, Irvine, California, and a Lease Termination Agreement between Irvine Business Center LLC, a Delaware limited liability company, and Tenant concerning the lease for premises located at 7575 Irvine Center Drive, Suite 200, Irvine, California.

IV.    GENERAL.

A.    Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.    Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C.    Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

D.    Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.    Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.    Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

G.    Nondisclosure of Lease Terms. Tenant acknowledges that the content of this Amendment and any related documents are confidential information. Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under the Lease or pursuant to legal requirement.

H.    Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Hughes Marino, Inc. (“Tenant’s Broker”) is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. If there is no Tenant’s Broker so identified herein, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

V.    EXECUTION.

    Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:

THE IRVINE COMPANY LLC,
a Delaware limited liability company

By: /s/ Jonathan H. Brinsden
Jonathan H. Brinsden
Group President
Commercial Properties

By: /s/ Holly McManus
Holly McManus
Vice President, Operations
Office Properties

TENANT:

AXONICS, INC.,
a Delaware corporation

By: /s/ Raymond W. Cohen

Name: Raymond W. Cohen

Title: CEO

By: __________________________________

Printed Name: _________________________

Title: _________________________________